As filed with the U.S. Securities and Exchange Commission on March 14, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Sunesis Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3295878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

(650) 266-3500

(Address of principal executive offices including zip code)

2011 Equity Incentive Plan

(Full title of the plan)

Daniel N. Swisher, Jr.

Chief Executive Officer and President

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

(650) 266-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mehdi Khodadad

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304-1130

Telephone: (650) 843-5000

Fax: (650) 849-7400

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.0001 per share	3,460,712 shares	$0.72	$2,491,712.64	$250.92

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock that become issuable under the 2011 Equity Incentive Plan as set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant’s common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee and non-employee benefit plans described herein.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Stock Market on March 7, 2016, in accordance with Rule 457(c) of the Securities Act.

EXPLANTORY NOTE

The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 of the Registrant relating to the same employee and non-employee benefit plan set forth herein are effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Registrant’s Form S-8 Registration Statement filed with the U.S. Securities and Exchange Commission on June 6, 2011 (File No. 333-174732), March 14, 2012 (File No. 333-180101), March 13, 2013 (File No. 333-187234), May 7, 2014 (File No. 333-195781) and March 12, 2015 (File No. 333-202696) relating to the Registrant’s 2011 Equity Incentive Plan are each incorporated by reference herein.

EXHIBITS

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation of the Registrant	10-K/A	000-51531	3.1	5/23/2007

3.2	Amended and Restated Bylaws of the Registrant	8-K	000-51531	3.2	12/11/2007

3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant	S-8	333-160528	3.4	7/10/2009

3.4	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51531	3.1	2/14/2011

3.5	Certificate of Designation of Series B Convertible Preferred Stock	8-K	000-51531	3.1	12/16/2015

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5

4.2	Specimen Common Stock certificate of the Registrant	S-1	333-121646	4.1	12/23/2004

4.3	Specimen Preferred Stock Certificate	8-K	000-51531	4.1	12/16/2015

5.1	Opinion of Cooley LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Cooley LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page)					X

99.1	Sunesis Pharmaceuticals, Inc. 2011 Equity Incentive Plan	S-8	333-174732	99.1	6/6/2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of South San Francisco, State of California, on this 14th day of March, 2016.

SUNESIS PHARMACEUTICALS, INC.

By:	/s/ Daniel N. Swisher, Jr.
Daniel N. Swisher, Jr.
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel N. Swisher, Jr. and Eric H. Bjerkholt and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James W. Young, Ph.D.
James W. Young, Ph.D.	Chairman of the Board	March 14, 2016

/s/ Daniel N. Swisher, Jr.	Chief Executive Officer, President and Director
Daniel N. Swisher, Jr.	(Principal Executive Officer)	March 14, 2016

Executive Vice President, Corporate Development
/s/ Eric H. Bjerkholt	and Finance, Chief Financial Officer
Eric H. Bjerkholt	(Principal Financial Officer and Principal	March 14, 2016
Accounting Officer)

/s/ Steve Carchedi
Steve Carchedi	Director	March 14, 2016

/s/ Matthew K. Fust
Matthew K. Fust	Director	March 14, 2016

/s/ Steven B. Ketchum, Ph.D.
Steven B. Ketchum, Ph.D.	Director	March 14, 2016

/s/ Helen S. Kim
Helen S. Kim	Director	March 14, 2016

/s/ Dayton Misfeldt
Dayton Misfeldt	Director	March 14, 2016

/s/ Homer L. Pearce, Ph.D.
Homer L. Pearce, Ph.D.	Director	March 14, 2016

/s/ David C. Stump, M.D.
David C. Stump, M.D.	Director	March 14, 2016

EXHIBIT INDEX

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation of the Registrant	10-K/A	000-51531	3.1	5/23/2007

3.2	Amended and Restated Bylaws of the Registrant	8-K	000-51531	3.2	12/11/2007

3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant	S-8	333-160528	3.4	7/10/2009

3.4	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51531	3.1	2/14/2011

3.5	Certificate of Designation of Series B Convertible Preferred Stock	8-K	000-51531	3.1	12/16/2015

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5

4.2	Specimen Common Stock certificate of the Registrant	S-1	333-121646	4.1	12/23/2004

4.3	Specimen Preferred Stock Certificate	8-K	000-51531	4.1	12/16/2015

5.1	Opinion of Cooley LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Cooley LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page)					X

99.1	Sunesis Pharmaceuticals, Inc. 2011 Equity Incentive Plan	S-8	333-174732	99.1	6/6/2011